UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 11, 2010

NOVELLUS SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-17157	77-0024666
(Commission File Number)	(I.R.S. Employer Identification No.)

4000 North First Street, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-9700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of Shareholders (the “Annual Meeting”) of Novellus Systems, Inc. (the “Company”), held on May 11, 2010, the following proposals were voted on by the Company’s shareholders, as set forth below:

Proposal 1. Election of Directors.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard S. Hill	74,026,498	2,206,496	7,765,932
Neil R. Bonke	71,726,116	4,506,878	7,765,932
Youssef A. El-Mansy	75,583,459	649,535	7,765,932
Yoshio Nishi	75,082,846	1,150,148	7,765,932
Glen G. Possley	71,052,774	5,180,220	7,765,932
Ann D. Rhoads	72,230,681	4,002,313	7,765,932
William R. Spivey	72,781,744	3,451,250	7,765,932
Delbert A. Whitaker	71,718,839	4,514,155	7,765,932

Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstain	Broker Non-Votes
72,838,109	11,060,284	100,533	N/A

The Company’s shareholders elected each of the director nominees and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.

By:	/s/ ANDREW GOTTLIEB
Andrew Gottlieb Vice President and General Counsel

Date: May 12, 2010